Exhibit 10.2

PROMISSORY NOTE

November 12, 2021	$4,016,250.00

FOR VALUE RECEIVED, SPRINGLAKE MHP LLC, a Georgia limited liability company (“Borrower”), promises and agrees to pay to the order of FIRSTBANK, a Tennessee corporation (“Lender,” which term shall always refer to the lawful holder hereof), at its offices in Knoxville, Tennessee, or at such other place as may be designated in writing by Lender, in lawful money of the United States of America, the principal sum of up to FOUR MILLION SIXTEEN THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($4,016,250.00), or so much thereof as may be disbursed and remain outstanding from time to time by Lender, together with interest on the disbursed and unpaid principal balance outstanding computed from the date of each advance until repaid in full.

This Promissory Note (“Note”) is issued in accordance with and pursuant to that certain Loan Agreement by and between Borrower and Lender of even date herewith (as such may be amended and/or restated from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have such meaning as set forth in the Loan Agreement.

Interest on the disbursed and unpaid principal balance hereunder shall accrue from the date funds are first disbursed to Borrower at a variable rate of interest (the “Interest Rate”) equal to Wall Street Journal Prime (as defined herein) plus one percent (1.00%) per annum, initially determined as of the date hereof and adjusted on the first (1st) day of each calendar quarter thereafter (each a “Change Date”); provided, however, that the Interest Rate shall never be less than four and three-quarter percent (4.75%) per annum, nor more than the maximum rate of interest allowed by law. Each change in the Interest Rate (“Rate Change”) shall become effective without notice to Borrower, but Lender will endeavor to notify Borrower of each change in the Interest Rate; provided, however, that the failure to provide notice to Borrower shall not affect the validity of the change in the Interest Rate. Interest shall be calculated on the basis of a 360-day year and the actual number of calendar days elapsed.

“Wall Street Journal Prime” means the per annum rate of interest identified as the “Prime Rate” as published each day in The Wall Street Journal. If The Wall Street Journal ceases to be published or if it ceases to publish a Prime Rate, then Lender will choose a substitute prime rate as published by a comparable business periodical. If the Wall Street Journal Prime is published as a range of rates, the highest rate will be considered the Wall Street Journal Prime for the purposes of this Note. On such days that The Wall Street Journal is not published (such as holidays and weekend days), the Wall Street Journal Prime shall be the Wall Street Journal Prime stated in the most recently published edition of The Wall Street Journal. Each change in the Wall Street Journal Prime shall become effective, without notice to Borrower, on the date that each change in the Wall Street Journal Prime is published, as provided herein.

Each payment due hereunder shall be due on the tenth (10th) day of each month (each a “Due Date”) during the term of this Note. This Note shall be repaid as follows: (a) interest only shall be payable monthly commencing on January 10, 2022, and on each Due Date thereafter, through and including December 10, 2023; (b) on December 10, 2023, the outstanding principal balance will be amortized over three hundred (300) consecutive monthly installments of principal and interest with the first payment due from Borrower on January 10, 2024, and on each Due Date thereafter, through and including November 10, 2026; and (c) on December 10, 2026 (the “Maturity Date”), a final payment of all outstanding principal, accrued interest, costs, fees and expenses due under this Note will be due and payable. Upon each Rate Change, the monthly principal and interest installment payments shall be changed to an amount necessary to amortize the then current outstanding principal balance on a monthly basis at the then applicable interest rate hereunder over the remaining portion of the then applicable amortization term of the Note.

Should an Event of Default occur under the Loan Agreement, then, at the option of Lender, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without notice, as Lender may elect regardless of the date of maturity. Lender may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

Principal and unpaid interest may, at Lender’s option, bear interest following any Event of Default at the Default Rate. Commencing on the 11th day after the applicable due date of any missed payment, a five percent (5%) late charge (the “Late Charge”) shall be assessed on the amount of such missed payment. Borrower will pay a fee to Lender of $32.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored. In case of suit, or if this obligation is placed in an attorney’s hands for collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorney’s fee.

All amounts received for payment shall, at the option of Lender, be applied first to any unpaid expenses due under this Note or under any other documents evidencing or securing the obligations or indebtedness of Borrower to Lender, then to any unpaid default interest, then to all other accrued but unpaid interest, and finally, to the reduction of outstanding principal due under this Note.

Borrower may prepay the principal balance hereunder in whole or in part, subject to the principal prepayment premiums set forth in the Loan Agreement. All prepayments of principal shall be applied to installments of principal in inverse order of maturity. No such prepayment shall postpone or extend the due date of any subsequent installment or change the amount of any installment. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the outstanding principal balance due and may result in Borrower’s making fewer payments or a smaller final payment.

Borrower agrees not to send Lender payments marked “paid in full,” “without recourse,” or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: FirstBank, Attn: President, Specialty Lending, 520 W. Summit Hill Drive, Suite 801, Knoxville, TN 37902.

The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual direct damages, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

This Note is a secured promissory note.

If for any reason whatsoever the interest and loan fees and charges paid or payable by Borrower hereunder shall exceed the maximum amounts collectible under applicable laws, then, ipso facto, the obligation to pay such interest and loan fees and charges shall be reduced to the maximum amounts collectible under applicable laws, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the outstanding principal balance, or if the outstanding principal balance is paid to zero, any excessive amounts collected shall be refunded to Borrower, so that at no time shall the interest and loan fees and charges paid or payable exceed the maximum amounts permitted from time to time by applicable law.

This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent preempted by applicable laws of the United States of America. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect.

BORROWER AND LENDER HEREBY EACH WAIVE ANY RIGHT TO A JURY TRIAL ON ANY CAUSE OF ACTION ARISING WITH RESPECT TO BORROWER’S LIABILITY HEREUNDER.

TIME IS OF THE ESSENCE WITH REGARD TO EACH AND EVERY PROVISION OF THIS NOTE.

This Note may not be changed or terminated without the prior written approval of Lender and Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by Lender.

[Signature page follows]

This Promissory Note is executed as of the day and year first written above:

BORROWER:

SPRINGLAKE MHP LLC

By:	Manufactured Housing Properties Inc., a Nevada corporation, its Sole Member

	By:	/s/ Michael Z. Anise
Michael Z. Anise, President

STATE OF	North Carolina	)
COUNTY OF	Mecklenburg	)

Before me, the undersigned, a Notary Public of said County and State, personally appeared Michael Z. Anise, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of Manufactured Housing Properties Inc., a Nevada corporation, which is the Sole Member of SPRINGLAKE MHP LLC, a Georgia limited liability company, the within named Borrower, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Borrower in such capacity.

Witness my hand and seal, this 10 day of November, 2021.

/s/ Jonathan Visconti
Notary Public

My Commission Expires: 03/15/2021

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